EXHIBIT 23.9

CONSENT OF Somekh Chaikin CPAs (ISR), INDEPENDENT ACCOUNTANT

We have issued our report dated February 24, 2005 for the financial statements of Hod Hasharon Sports Center Limited for the year ended December 31, 2004. We consent to the incorporation by reference in the Registration Statement Form S-8 (File No. 333-61895 and File No. 333-55970), of our report dated February 24, 2005 with respect to the consolidated financial statements of Ampal – American Israel Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Tel Aviv, Israel
March 13, 2005

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated February 27, 2003 for the financial statements of Hod Hasharon Sport Center Ltd. for the year ended December 31, 2002. We consent to the incorporation by reference in the Registration Statement Form S-8 (File No. 333-61895 and File No. 333-55970), of our report dated February 27, 2003 with respect to the consolidated financial statements of Ampal – American Israel Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Tel-Aviv, Israel March 13, 2005	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global